Exhibit 23.3

To:
Wanton Financial Limited (the “Company”)
Suites 3605-06
36F, Tower 6, The Gateway, Harbour City
Kowloon, Hong Kong

Date: November 14, 2025

Dear Sirs,

We hereby consent to references to our name in the Form F-1, filed with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended. We also consent to file this consent letter as an exhibit to the Company’s registration statement on Form F-1.

Yours sincerely,

Global Law Office